Exhibit 3.15

CERTIFICATE OF INCORPORATION

OF

SERVICEMASTER INTERNATIONAL MANAGEMENT CORPORATION

*    *    *    *    *

ARTICLE ONE

The name of the corporation is:

SERVICEMASTER INTERNATIONAL MANAGEMENT CORPORATION

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to serve as the general partner of ServiceMaster International Limited Partnership and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Ten Cents ($0.10), amounting in the aggregate to One Hundred Dollars ($100).

ARTICLE FIVE

A.                                        The name and mailing address of each incorporator is as follows:

Name	Mailing Address

J. L. Austin	1209 Orange Street Wilmington, Delaware 19801

V. A. Brookens	1209 Orange Street Wilmington, Delaware 19801

T. L. Ford	1209 Orange Street Wilmington, Delaware 19801

B.                                     The name and mailing address of each person who shall serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

Name	Mailing Address

E. L. Olsen	One ServiceMaster Way Downers Grove, IL 60515

B. D. Oxley	One ServiceMaster Way Downers Grove, IL 60515

ARTICLE SIX

The corporation shall have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the bylaws of the corporation.

ARTICLE EIGHT

Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, execute this Certificate of Incorporation, thereby declaring and certifying that this is our act and deed and-that the facts stated herein are true.

Dated:	July 22, 1992

/s/ J. L. Austin
J. L. Austin

/s/ V.A. Brookens
V.A. Brookens

/s/ T. L. Ford
T. L. Ford

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SERVICEMASTER INTERNATIONAL MANAGEMENT CORPORATION

ServiceMaster International Management Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, certifies:

FIRST: Article One of the Certificate of Incorporation is amended to read as follows:

The name of the corporation is: ServiceMaster Management Corporation.

SECOND: This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ServiceMaster International Management Corporation has caused this certificate to be signed by its Assistant Vice President and attested by its Secretary on August 31, 1998.

ServiceMaster International Management
Corporation

		By:	/s/ Douglas Colber
Douglas Colber
Assistant Vice President

ATTEST:

By:	/s/ J. Richard Hoel
J. Richard Hoel
Secretary